Distribution Financial Services MarineTrust 1999-2
April 17, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         463,816,716.69
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                   Prior                                Current
Class          Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
A-1                $0.00           0.0000000      $11,956,324.77        56.6380686
A-2                $0.00           0.0000000               $0.00         0.0000000
A-3                $0.00           0.0000000               $0.00         0.0000000
A-4                $0.00           0.0000000               $0.00         0.0000000
A-5                $0.00           0.0000000               $0.00         0.0000000
A-6                $0.00           0.0000000               $0.00         0.0000000
  B                $0.00           0.0000000               $0.00         0.0000000
  C                $0.00           0.0000000               $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                Prior                                Current
Class         Rate         Interest Pymt.  $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1           5.50%               $0.00           0.0000000      $561,827.44         2.6614532
A-2           5.98%               $0.00           0.0000000      $276,908.88         4.9833330
A-3           6.20%               $0.00           0.0000000      $558,666.50         5.1666670
A-4           6.48%               $0.00           0.0000000      $357,517.80         5.4000000
A-5         6.6656%               $0.00           0.0000000      $299,946.45         5.5546670
  B           6.93%               $0.00           0.0000000      $190,575.00         5.7750000
  C           7.61%               $0.00           0.0000000      $139,516.67         6.3416670


Note Balance After Giving Effect to Principal Distribution
Class   Beginning Balance        Pool Factor   Ending Balance      Pool Factor
A-1      211,098,000.00            1.0000000 $110,624,206.74       524.0419461
A-2       55,567,000.00            1.0000000  $55,567,000.00         1.0000000
A-3      108,129,000.00            1.0000000  108,129,000.00          1.0000000
A-4       66,207,000.00            1.0000000   66,207,000.00          1.0000000
A-5       53,999,000.00            1.0000000   53,999,000.00          1.0000000
  B       33,000,000.00            1.0000000   33,000,000.00          1.0000000
  C       22,000,000.00            1.0000000   22,000,000.00          1.0000000

Servicing Fee                                                                  $193,256.97
Servicing Fee Per $1,000 of Orig.Note                                            0.3513763

Realized Losses                                                                $399,669.06

Reserve Account Balance                                                     $20,464,205.59

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                            $14,632,759.81
          Interest Payments Received                                         $3,397,518.39
          Scheduled Principal Payments Received                              $2,172,996.75
          Principal Prepayments Received                                     $9,062,244.67

Distribution to Residual Interestholders                                             $0.00

Noteholders' Interest Carryover Shortfall                                            $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                        0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in
related Collection Period                                                            $0.00

Ending Pool Balance                                                        $452,181,806.21
Ending Pool Factor                                                              0.82214858